Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41801) pertaining to the 1994 Stock Plan and on Form S-8 (No. 333-47586) pertaining to the 1996 Stock Option Plan, as amended, of Salix Pharmaceuticals, Ltd. of our report dated March 9, 2000, (except Note 12, as to which the date is May 17, 2000) with respect to the consolidated financial statements of Salix Pharmaceuticals, Ltd. (formerly, Salix Holdings, Ltd.) included in the Annual Report (Form 10-K405/A) for the year ended December 31, 1999.



                                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
October 10, 2000